SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 24, 2012

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.02(d) Election of New Director.

Effective September 24, 2012, the Board of Directors of the Registrant elected Jacques Tapiero to the Board of Directors of the Registrant. Mr. Tapiero became a member of the Audit Committee on the same date.

Mr. Tapiero is the Senior Vice President, and President, Emerging Markets, of Eli Lilly and Company.

There are no arrangements or understandings between Mr. Tapiero and any other persons pursuant to which Mr. Tapiero was selected as a director.

Mr. Tapiero will participate in the compensation arrangements for non-executive directors described on pages 15 and 16 of the Registrant’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on February 16, 2012.

There have been no transactions, nor are there any currently proposed transactions, to which the Registrant was or is to be a party and with which Mr. Tapiero or any member of his immediate family had, or will have, a direct or indirect material interest.

Furnished with this Form 8-K as Exhibit 99.1 is a copy of the press release labeled “McCormick appoints Jacques Tapiero to Board of Directors.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit to this report is listed in Item 5.02(d) above and in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: September 26, 2012	By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter
Vice President, General Counsel & Secretary

Exhibit Number	Exhibit Description

99.1	Copy of the press release labeled “McCormick appoints Jacques Tapiero to Board of Directors.”